EXHIBIT 21.01

LIST OF SUBSIDIARIES

    Listed below are our subsidiaries, our percentage ownership in each subsidiary and the total number of subsidiaries directly or indirectly owned by each of our subsidiaries.

Subsidiary Name and Jurisdiction of Formation	Our % Ownership	U.S. Subsidiaries of our Subsidiaries	Non-U.S. Subsidiaries of our Subsidiaries

Freedom Finance JSC, Kazakhstan	100%	-	3
Bank Freedom Finance Kazakhstan JSC, Kazakhstan(1)	100%	-	-
Life Insurance Company Freedom Finance Life JSC(1)	100%	-	-
Insurance Company Freedom Finance Insurance JSC(1)	100%	-	-
Freedom Finance Europe Limited, Cyprus	100%	-	1
Freedom Finance Germany GmbH, Germany(2)	100%	-	-
Freedom Finance Technologies Ltd, Cyprus	100%	-	-
UK Prime Limited, United Kingdom	100%	-	-
Freedom Finance Ukraine LLC, Ukraine(3)	9%	-	-
Freedom Finance Uzbekistan LLC, Uzbekistan	100%	-	-
Freedom Finance Azerbaijan LLC, Azerbaijan	100%	-	-
Freedom Finance Armenia LLC, Armenia	100%	-	-
Freedom Finance Ltd., United Arab Emirates	100%	-	-
Freedom Finance Global PLC, Astana International Financial Centre	100%	-	-
Freedom Finance Special Purpose Company LTD, Kazakhstan	100%	-	-
Freedom Kazakhstan PC Ltd, Kazakhstan	100%	-	2
Ticketon Events LLP, Kazakhstan(4)	100%	-	-
Paybox Technologies LLP, Kazakhstan(4)	100%	-	5
Freedom U.S. Market LLC, New York, USA	100%	1	-
LD Micro, New York, USA(5)	100%	-	-
Freedom Finance Turkey LLC, Kazakhstan	100%	-	-
ITS Tech Limited, Kazakhstan	100%	-	-
Freedom Finance Commercial LLP, Kazakhstan	100%	-	-
Prime Executions, Inc., New York, USA	100%	-	-
FFIN Securities, Inc., Nevada, USA*	100%	-	-

(1) Freedom Finance JSC owns a 100% interest in each of: Bank Freedom Finance Kazakhstan JSC; Life Insurance Company Freedom Finance Life JSC; and Insurance Company Freedom Finance Insurance JSC.
(2) Freedom Finance Europe Limited owns a 100% interest in Freedom Finance Germany GmbH.

(3) Askar Tashtitov, the President and a director of the Freedom Holding Corp, owns the remaining 91% interest in Freedom Finance Ukraine. As a result of a series of contractual relationships between the Freedom Holding Corp and Freedom Finance Ukraine, it is accounted for as a variable interest entity and its financial results are consolidated into the financial statements of Freedom Holding Corp.
(4) Freedom Kazakhstan PC Ltd owns a 100% interest in each of: Ticketon Events LLP; and Paybox Technologies LLP.
(5) Freedom U.S. Market LLC owns a 100% interest in LD Micro.
*     Indicates entities that are not currently engaged in active operations.